EXHIBIT 2











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                       AGREEMENT TO EXCHANGE COMMON STOCK
                                     BETWEEN

                             TRAVEL SHORTS.COM, INC.
                                       AND

                                   SETI CORP.

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                                      INDEX

                                                                      Page

ARTICLE I - EXCHANGE OF SECURITIES ............................         4
ARTICLE II - REPRESENTATIONS AND WARRANTIES ...................         4
    2.0l - Organization ......................................          4
    2.02 - Capital ...........................................          4
    2.03 - Directors and Officers' Compensation; Banks .......          4
    2.04 - Financial Statements ..............................          4
    2.05 - Absence of Changes ................................          5
    2.06 - Absence of Undisclosed Liabilities ................          5
    2.07 - Tax Returns .......................................          5
    2.08 - Investigation of Financial Condition...............          5
    2.09 - Trade Names and Rights ............................          5
    2.l0 - Contracts and Leases ..............................          5
    2.ll - Insurance Policies ................................          5
    2.l2 - Compliance with Laws ..............................          5
    2.l3 - Litigation ........................................          6
    2.l4 - Ability to Carry Out Obligations ..................          6
    2.l5 - Full Disclosure ...................................          6
    2.l6 - Assets ............................................          6
    2A - Organization ........................................          6
    2B - Directors and Officers' Compensation; Banks .........          6
    2C - Capital .............................................          6
    2D - Financial Statements ................................          7
    2E - Absence of Changes ..................................          7
    2F - Absence of Undisclosed Liabilities ..................          7
    2G - Tax Returns .........................................          7
    2H - Investigation of Financial Condition.................          7
    2I - Trade Names and Rights ..............................          7
    2J - Contracts and Leases ................................          8
    2K - Insurance Policies ..................................          8
    2L - Compliance with Laws ................................          8
    2M - Litigation ..........................................          8
    2N - Ability to Carry Out Obligations ....................          8
    2O - Full Disclosure .....................................          9
    2P - Assets ..............................................          9
ARTICLE III - SHAREHOLDER REPRESENTATIONS ....................          9
ARTICLE IV - OBLIGATIONS BEFORE CLOSING ......................          9
    4.0l - Investigative Rights ..............................          9
    4.02 - Conduct of Business ...............................          9
ARTICLE V - CONDITIONS PRECEDENT TO PERFORMANCE BY TSC........         10
    5.0l - Conditions ........................................         10
    5.02 - Accuracy of Representations .......................         10
    5.03 - Performan .........................................         10
    5.04 - Absence of Litigation .............................         10


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                                                                       Page

ARTICLE VI - CONDITIONS PRECEDENT TO PERFORMANCE BY SETI......         10
    6.0l   - Conditions ......................................         10
    6.02   - Accuracy of Representations .....................         10
    6.03   - Performance .....................................         10
    6.04   - Absence of Litigation ...........................         11
    6.05   - Other ...........................................         11
ARTICLE VII - CLOSING ........................................         11
    7.0l - Closing ...........................................         11
    7.02 - Exchange of Shares ................................         11
    7.03 - No Fractional Shares ..............................         11
    7.04 - Officers and Directors.............................         11
ARTICLE VIII - REMEDIES ......................................         12
    8.0l - Arbitration .......................................         12
    8.02 - Costs .............................................         12
    8.03 - Termination .......................................         12
ARTICLE IX - MISCELLANEOUS ...................................         12
    9.0l - Captions and Headings .............................         12
    9.02 - No Oral Change ....................................         12
    9.03 - Non-Waiver ........................................         12
    9.04 - Time of Essence ...................................         13
    9.05 - Entire Agreement ..................................         13
    9.06 - Governing Law .....................................         13
    9.07 - Counterparts ......................................         13
    9.08 - Notices ...........................................         13
    9.09 - Binding Effect ....................................         14
    9.l0 - Effect of Closing .................................         14
    9.ll - Mutual Cooperation ................................         14
    9.12 - Expenses...........................................         14

    Schedule 1-    Allocation of Shares.......................         16
    Exhibit A - Options, Warrants and Covertible Securities (SETI)     17
    Exhibit B - Officers and Directors (SETI) ................         18
    Exhibit C - Financial Statements-Changes in Financial
                Condition (SETI)..............................         19
    Exhibit D - Trademarks, Trade Names and Copyrights (SETI).         20
    Exhibit E - Material Contracts (SETI).....................         21
    Exhibit F - Insurance Policies (SETI).....................         22
    Exhibit G - Officers, Directors, Bank Accounts, Safe Deposit
                Boxes, Powers of Attorney (TSC)...............         23
    Exhibit H - Options, Warrants and Convertible Securities (TSC)     24
    Exhibit I - Financial Statements - Changes in Financial
                Condition (TSC)...............................         25
    Exhibit J - Trademarks, Trade Names and Copyrights (TSC) .         26
    Exhibit K - Material Contracts (TSC)......................         27
    Exhibit L- Insurance Policies (TSC).......................         28
    Exhibit M - Litigation (TSC) .............................         29

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                       AGREEMENT TO EXCHANGE COMMON STOCK

      This AGREEMENT, made this 3rd day of December, 2002, by and between Travel Shorts.Com, Inc. ("TSC") and SETI Corp. ("SETI"), and the shareholders of SETI (as to Article I and Article III only) is made for the purpose of setting forth the terms and conditions upon which TSC will acquire all of the issued and outstanding common stock of SETI in exchange for shares of TSC's common stock.

In consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

                                    ARTICLE I
                             EXCHANGE OF SECURITIES

      Subject to the terms and conditions of this Agreement, TSC agrees to issue, and the shareholders of SETI agree to accept 16,691,205 shares of TSC's common stock in consideration for all of the issued and outstanding common stock of SETI. The shares of TSC's common stock will be allocated to the shareholders of SETI in accordance with Schedule 1 to this Agreement.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

      SETI represents and warrants to TSC that:

      2.0l Organization. SETI is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

      2.02 Capital. The authorized capital stock of SETI consists of 10,000,000 shares of common stock and 1,000,000 shares of preferred stock, of which 4,360,000 shares will be issued and outstanding at closing. SETI has not issued any shares of preferred stock. At closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating SETI to issue or to transfer from treasury any additional shares of its capital stock of any class other than as set forth on Exhibit A.

      2.03 Directors and Officers' Compensation; Banks. Exhibit B to this Agreement contains the names and titles of all directors and officers of SETI.

      2.04 Financial Statements. Exhibit C to this Agreement sets forth balance sheets of SETI as of September 30, 2002, and the related statements of income for the period then ended. The financial statements have been prepared in accordance with generally accepted accounting principles consistently followed by SETI throughout the periods indicated, and fairly present the financial position of SETI as of the dates of the balance sheets included in the financial statements, and the results of its operations for the periods indicated.

      2.05 Absence of Changes. Since September 30, 2002 there has not been any change in the financial condition or operations of SETI, except changes reflected on Exhibit C or changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.


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      2.06 Absence of Undisclosed Liabilities. SETI did not as of September 30,
2002 have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on Exhibit C.

      2.07 Tax Returns. Within the times and in the manner prescribed by law, SETI has filed all federal, state, and local tax returns required by law and has paid all taxes, assessments, and penalties due and payable. No federal income tax returns of SETI have been audited by the Internal Revenue Service. The provision for taxes, if any, reflected in SETI's balance sheet as of September 30, 2002, is adequate for any and all federal, state, county, and local taxes for the period ending on the date of that balance sheet and for all prior periods, whether or not disputed. There are no present disputes as to taxes of any nature payable by SETI.

      2.08 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, TSC shall have the opportunity to meet with SETI's accountants and attorneys to discuss the financial condition of SETI. SETI shall make available to TSC the books and records of SETI. The minutes of SETI are a complete and accurate record of all meetings of the shareholders and directors of SETI and accurately reflect all actions taken at such meetings. The signatures of the directors and/or officers on such minutes are the valid signatures of SETI's directors and/or officers who were duly elected or appointed on the dates that the minutes were signed by such persons. The stock book of SETI contains an accurate record of all transactions with respect to the capital stock of SETI.

      2.09 Trade Names and Rights. Exhibit D attached hereto and made a part hereof lists all trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications which are owned by SETI. No person other than SETI owns any trademark, trademark registration or application, service mark, trade name, copyright, or copyright registration or application the use of which is necessary or contemplated in connection with the operation of SETI's business.

      2.10 Contracts and Leases. Exhibit E attached hereto and made a part hereof contains a summary of the provisions of all material contracts, leases, and other agreements of SETI presently in existance or which have been agreed to by SETI (whether written or oral). Except as disclosed on Exhibit E, SETI is not in default under of these agreements or leases.

      2.11 Insurance Policies. Exhibit F to this Agreement is a description of all insurance policies held by SETI concerning its business and properties. All these policies are in the respective principal amounts set forth in Exhibit F and are in full force and effect.

      2.12 Compliance with Laws. SETI has complied with, and is not in violation of, applicable federal, state, or local statutes, laws, and regulations affecting its properties or the operation of its business, including but not limited to applicable federal and state securities laws. SETI does not have any employee benefit plan which is subject to the provisions of the Employee Retirement Income Security Act of 1974.

      2.13 Litigation. SETI is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of SETI threatened, against or affecting SETI or its business, assets, or financial condition. SETI is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. SETI is not engaged in any legal action to recover moneys due to SETI or damages sustained by SETI.

      2.14 Ability to Carry Out Obligations. Subsequent to the approval of its shareholders, SETI has the right, power, and authority to enter into, and perform its obligations under, this Agreement. The execution and delivery of this Agreement by SETI and the performance by SETI of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, by-law, or other agreement or instrument to which SETI is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of SETI, or (c) an event that would result in the creation or imposition or any lien, charge, or encumbrance on any asset of SETI or would create any obligation for which SETI would be liable, except as contemplated by this Agreement.

      2.15 Full Disclosure. None of representations and warranties made by SETI, or in any certificate or memorandum furnished or to be furnished by SETI, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading. SETI has disclosed to TSC all reasonably foreseeable contingencies which, if such contingencies transpired, would have a material adverse effect on SETI's business.

      2.16 Assets. SETI has good and marketable title to all of its property.

      TSC represents and warrants to SETI that:

      2A. Organization. TSC is a corporation duly organized, validly existing, and in good standing under the laws of Washington, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification, except in those states where the failure to be so qualified would not have a material adverse effect on TSC.

      2B. Directors and Officers' Compensation; Banks. Exhibit G to this Agreement contains: (i) the names and titles of all directors and officers of TSC and all persons whose compensation from TSC as of the date of this Agreement will equal or its expected to equal or exceed, at an annual rate, the sum of $1,000; (ii) the name and address of each bank with which TSC has an account or safety deposit box, the identification number thereof, and the names of all persons who are authorized to draw thereon or have access thereto; and (iii) the names of all persons who have a power of attorney from TSC and a summary of the terms thereof.

      2C. Capital. The authorized capital stock of TSC consists of 50,000,000 shares of common stock, and no shares of preferred stock. Immediately prior to closing 9,191,205 shares of common stock will be issued and outstanding. All of the shares are validly issued, fully paid, and non-assessable. At closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating TSC to issue or to transfer from treasury any additional shares of its capital stock of any class except as reflected on Exhibit H.


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      2D. Financial Statements. Exhibit I to this Agreement sets forth balance sheets of TSC as of September 30, 2002, and the related statements of income and retained earnings for the period then ended. The financial statements have been prepared in accordance with generally accepted accounting principles consistently followed by TSC throughout the periods indicated, and fairly present the financial position of TSC as of the dates of the balance sheets included in the financial statements, and the results of its operations for the periods indicated.

      2E. Absence of Changes. Since September 30, 2002, there has not been any change in the financial condition or operations of TSC, except (i) changes in the ordinary course of business, which changes have not in the aggregate been materially adverse, and (ii) changes disclosed on Exhibit I.

      2F. Absence of Undisclosed Liabilities. TSC did not as of September 30, 2002 have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on Exhibit I.

      2G. Tax Returns. Within the times and in the manner prescribed by law, TSC has filed all federal, state, and local tax returns required by law and has paid all taxes, assessments, and penalties due and payable, except where the failure to file and/or pay would not have a material adverse effect on TSC. No federal income tax returns of TSC have been audited by the Internal Revenue Service. The provision for taxes, if any, reflected in TSC's balance sheet as of September 30, 2002, is adequate for any and all federal, state, county, and local taxes for the period ending on the date of that balance sheet and for all prior periods, whether or not disputed. There are no present disputes as to taxes of any nature payable by TSC.

      2H. Investigation of Financial Condition of TSC. Without in any manner reducing or otherwise mitigating the representations contained herein, SETI shall have the opportunity to meet with TSC's accountants and attorneys to discuss the financial condition of TSC. TSC shall make available to SETI the books and records of TSC. The minutes of TSC are a complete and accurate record of all meetings of the shareholders and directors of TSC and accurately reflect all actions taken at such meetings. The signatures of the directors and/or officers on such minutes are the valid signatures of TSC's directors and/or officers who were duly elected or appointed on the dates that the minutes were signed by such persons.

      2I. Trade Names and Rights. Exhibit J attached hereto and made a part hereof lists all trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications which are owned by TSC. No person, other than TSC, will own any trademark, trademark registration or application, service mark, trade name, copyright, or copyright registration or application the use of which is necessary or contemplated in connection with the operation of the business of TSC, as such business is to be conducted after the closing of this transaction.

      2J. Contracts and Leases. Exhibit K attached hereto and made a part hereof contains a summary of the provisions of all material contracts, leases, and other agreements of TSC presently in existence or which have been agreed to by TSC (whether written or oral). Except as noted on Exhibit K, TSC is not in default under any of these agreements or leases.

      2K. Insurance Policies. Exhibit L to this Agreement is a description of all insurance policies held by TSC concerning its business and properties. All these policies are in the respective principal amounts set forth in Exhibit L and are in full force and effect.

      2L. Compliance with Laws. TSC has complied with, and is not in violation of, applicable federal, state, or local statutes, laws, and regulations affecting its properties or the operation of its business, including but not limited to federal and state securities laws. TSC does not have any employee benefit plan which is subject to the provisions of the Employee Retirement Income Security Act of 1974. TSC has filed with the Securities and Exchange Commission ("SEC") and any applicable state securities agency, all required forms, reports, schedules, statements and other documents (collectively, the "SEC Documents"). The SEC Documents filed by TSC, including without limitation any financial statements or schedules included therein, at the time filed, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (b) complied in all material respects with applicable federal and state securities laws, as the case may be, and the rules and regulations of the SEC and any applicable state securities agency. The financial statements of TSC included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the period involved (except as may be indicated in the notes thereto) and fairly presented (subject, in the case of the unaudited statements, to normal year-end audit adjustments) the consolidated financial position of TSC as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

      2M. Litigation. Other than as disclosed on Exhibit M, TSC is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of TSC threatened, against or affecting TSC or its business, assets, or financial condition. TSC is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. TSC is not engaged in any legal action to recover moneys due to it or damages sustained by it other than as disclosed on Exhibit M.

      2N. Ability to Carry Out Obligations. TSC has the right, power, and authority to enter into, and perform its obligations under, this Agreement. The execution and delivery of this Agreement by TSC and the performance by TSC of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, by-law, or other agreement or instrument to which TSC is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of TSC, or (c) an event that would result in the creation or imposition or any lien, charge, or encumbrance on any asset of TSC or would create any obligations for which TSC would be liable, except as contemplated by this Agreement.

      2O. Full Disclosure. None of representations and warranties made by TSC, or in any certificate or memorandum furnished or to be furnished by TSC, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading. TSC has disclosed to SETI all reasonably foreseeable contingencies which, if such contingencies transpired, would have a material adverse effect on TSC.

      2P. Assets. TSC has good and marketable title to all of its property.

                                   ARTICLE III
                           SHAREHOLDER REPRESENTATIONS

      Each shareholder of SETI represents to TSC that he has the right, power, and authority to enter into, and perform his obligations under this Agreement. The execution and delivery of this Agreement by such shareholder and the delivery by such shareholder of his shares in SETI pursuant to Article I will not cause, constitute, or conflict with or result in any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, or agreement to which he is a party, or by which he may be bound, nor will any consents or authorizations of any party be required. Each shareholder of SETI represents and warrants to TSC that the shares of SETI that such shareholder will deliver at closing will be free of any liens or encumbrances.

Each shareholder of SETI understands that the shares being acquired from TSC represent restricted securities as that term is defined in Rule l44 of the Securities and Exchange Commission.

                                   ARTICLE IV
                           OBLIGATIONS BEFORE CLOSING

      4.0l Investigative Rights. From the date of this Agreement until the date of closing, each party shall provide to the other party, and such other party's counsel, accountants, auditors, and other authorized representatives, full access during normal business hours to all of each party's properties, books, contracts, commitments, records and correspondence and communications with regulatory agencies for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request.

    4.02 Conduct of Business. Prior to the closing, and except as contemplated by this Agreement, each party shall conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business. Except as contemplated by this Agreement, neither party to this Agreement shall amend its Articles of Incorporation or By-laws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded material liabilities, acquire or dispose of fixed assets, change senior management, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business.

                                    ARTICLE V
                  CONDITIONS PRECEDENT TO PERFORMANCE BY TSC

      5.01 Conditions. TSC's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this
Article V. TSC may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by TSC of any other condition of or any of TSC's other rights or remedies, at law or in equity, if SETI shall be in default of any of its representations, warranties, or covenants under this agreement.

      5.02 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by SETI in this Agreement or in any written statement that shall be delivered to TSC by SETI under this Agreement shall be true on and as of the closing date as though made at those times.

      5.03 Performance. SETI shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the closing. SETI shall have obtained all necessary consents and approvals necessary to consummate the transactions contemplated hereby.

      5.04 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this agreement or to its consummation, shall have been instituted or threatened on or before the closing.

                                   ARTICLE VI
                 CONDITIONS PRECEDENT TO PERFORMANCE BY SETI

      6.01 Conditions. SETI's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of the conditions set forth in this
Article VI. SETI may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by SETI of any other condition of or any of SETI's other rights or remedies, at law or in equity, if TSC shall be in default of any of its representations, warranties, or covenants under this agreement.

      6.02 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by TSC in this Agreement or in any written statement that shall be delivered to SETI by TSC under this Agreement shall be true on and as of the closing date as though made at those times.

      6.03 Performance. TSC shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the closing. TSC shall have obtained all necessary consents and approvals necessary to consummate the transactions contemplated hereby, including those required by Section 4.02.

      6.04 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this agreement or to its consummation, shall have been instituted or threatened on or before the closing.

      6.05 Other. In addition to the other provisions of this Article V, SETI's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of the following:

      The return to treasury and the cancellation of 7,500,000 shares of TSC's common stock.

      The liabilities of TSC will not exceed $100, with the exception of any liabilities owed by TSC to third parties who have assigned their receivables from TSC to Kelly Fielder.

                                   ARTICLE VII
                                    CLOSING

      7.0l Closing. The closing of this transaction shall be held at the offices of SETI. Unless the closing of this transaction takes place before December 5, 2002, then either party may terminate this Agreement without liability to the other party, except as otherwise provided in Section 9.12. At the closing, the following documents, in form reasonably acceptable to counsel to the parties or as set forth herein, shall be delivered:

      By SETI:

            A. An officer's certificate, dated the closing date, that all representations, warranties, covenants, and conditions set forth in this Agreement on behalf of SETI are true and correct as of, or have been fully performed and complied with by, the closing date.

      By TSC:

            A. An officer's certificate, dated the closing date, that all representations, warranties, covenants, and conditions set forth in this Agreement on behalf of TSC are true and correct as of, or have been fully performed and complied with by, the closing date.

      7.02 Exchange of Shares. On the closing date, each share of common stock of SETI then issued and outstanding, will be exchanged, on a pro-rata basis, for fully paid and nonassessable shares of TSC in accordance with Schedule 1 to this Agreement.

      7.03 No Fractional Shares. No certificates for fractional share interests of common stock of SETI will be issued, but, in lieu thereof, TSC will issue one share of common stock for each fractional share held in SETI.

      7.04 Officer and Directors. At the closing of this Agreement TSC will cause Kelly Fielder to be appointed as a director of TSC. Following such appointment, all present officers and directors of TSC will resign.

                                  ARTICLE VIII
                                    REMEDIES

      8.01 Arbitration. Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Vancouver, British Columbia, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

      8.02 Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

      8.03 Termination. In addition to the other remedies, TSC or SETI may on or prior to the closing date terminate this Agreement, without liability to the other party:

      (i) If any bona fide action or proceeding shall be pending against TSC or SETI on the closing date that could result in an unfavorable judgment, decree, or order that would prevent or make unlawful the carrying out of this Agreement or if any agency of the federal or of any state government shall have objected at or before the closing date to this acquisition or to any other action required by or in connection with this Agreement;

      (ii) If the legality and sufficiency of all steps taken and to be taken by each party in carrying out this Agreement shall not have been approved by the respective party's counsel, which approval shall not be unreasonably withheld.

      (iii) If a party breaches any representation, warranty, covenant or obligation of such party set forth herein and such breach is not corrected within ten days of receiving written notice from the other party of such breach.

                                   ARTICLE IX
                                  MISCELLANEOUS

      9.01 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

      9.02 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

      9.03 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, convenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

      9.04 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

      9.05 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements, understandings and the letters of intent between the parties.

      9.06 Governing Law. This Agreement and its application shall be governed by the laws of British Columbia.

      9.07 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      9.08 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

      Travel Shorts.Com, Inc.

            c/o Robert Sawatsky
            Suite 101
            3235 W. 4th Ave.
            Vancouver, B.C.
            Canada  V6K 1R8



      SETI Corp.

            Kelly Fielder
            Suite 310, The Pemberton Bldg.
            744 West Hastings Street
            Vancouver, B.C.
            Canada  V6C 1A5


      9.09 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

      9.10 Effect of Closing. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall survive the closing of this Agreement. In the event there is any material misrepresentation or warranty of any party to this Agreement, then TSC (if such misrepresentation is made by SETI or the SETI shareholders) or the shareholders of SETI ( if such misrepresentation is made by TSC) may recind this Agreement during the 90 day period following the closing of this Agreement.

      9.11 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein. Neither party will intentionally take any action, or omit to take any action, which will cause a breach of such party's obligations pursuant to this Agreement.

      9.12 Expenses. Each of the parties hereto agrees to pay all of its own expenses (including without limitation, attorneys' and accountants' fees) incurred in connection with this Agreement, the transactions contemplated herein and negotiations leading to the same and the preparations made for carrying the same into effect. Each of the parties expressly represents and warrants that no finder or broker has been involved in this transaction and each party agrees to indemnify and hold the other party harmless from any commission, fee or claim of any person, firm or corporation employed or retained by such party (or claiming to be employed or retained by such party) to bring about or represent such party in the transactions contemplated by this Agreement.

      AGREED TO AND ACCEPTED as of the date first above written.

                                    Travel Shorts.Com, Inc.


                                    By  /s/ Robert Sawatsky
                                          Robert Sawatsky, President


                                   SETI Corp.


                                    By  /s/ Kelly Fielder
                                       ----------------------------------
                                          Kelly Fielder, President

                                    Shareholders of SETI Corp.

                                    /s/ Kelly Fielder
                                    Kelly Fielder

                                    /s/ Vera Meate
                                   Vera Neate

                                    /s/ Charles Evans
                                    Charles Evans

                                    /s/ Kent Couillard
                                    Kent Couillard

                                    /s/ J. Hatzikalfa
                                    -------------------------------------
                                    J. Hatzikalfa

                                    /s/ John Cooper
                                   John Cooper

                                    The Norman Trust

                                    By:  /s/
                                         -------------------------------
                                        Authorized Officer

                                    Spectrum Meditech Inc.

                                    By:  /s/
                                         -------------------------------
                                        Authorized Officer

                                    /s/ Mick Kolassa
                                    Mick Kolassa

                                    /s/ Bill Lobb
                                    Bill Lobb

                                    /s/ Doug Paul
                                    Doug Paul

                                    /s/ Kevin Patterson
                                    Kevin Patterson

                                   Schedule 1

                              Allocation of Shares

    SETI                                               Shares of TSC to be
Shareholder             Shareholdings in SETI   Received by SETI Shareholder

Kelly Fielder                1,280,000                  4,900,170
Vera Neate                     120,000                    459,391
Charles Evans                   40,000                    153,130
Kent Couillard                 240,000                    918,782
J. Hatzikalfa                   40,000                    153,130
John Cooper                    280,000                  1,071,913
The Norman Trust               260,000                    995,347
Spectrum Meditech Inc.         800,000                  3,062,606
Mick Kolassa                   800,000                  3,062,606
Bill Lobb                      200,000                    765,652
Doug Paul                      200,000                    765,652
Kevin Patterson                100,000                    382,826
                            ----------               ------------

Total                        4,360,000                 16,691,205
                             =========                 ==========

                                    Exhibit A

             Options, Warrants and Convertible Securities (SETI)

None.

                                    Exhibit B

                          Officers and Directors (SETI)

Kelly Fielder

                                    Exhibit C

         Financial Statements -Changes in Financial Condition (SETI)

No changes

                                    Exhibit D


                Trademarks, Trade Names and Copyrights (SETI)

o     NEEDLE-EASE(TM)

                                    Exhibit E

                            Material Contracts (SETI)

Kelly Fielder
Vera M. Neate
Pauline Szeto

As per employment agreements.

                                    Exhibit F

                            Insurance Policies (SETI)

None.

                                    Exhibit G

  Officers, Directors, Bank Accounts, Safe Deposit Boxes, Powers of Attorney
                                      (TSC)

Robert Sawatsky is the only officer and director.

                                    Exhibit H

              Options, Warrants and Convertible Securities (TSC)

None.

                                    Exhibit I

         Financial Statements - Changes in Financial Condition (TSC)

No changes from last 10-Q report.

                                    Exhibit J

                 Trademarks, Trade Names and Copyrights (TSC)

None.

                                    Exhibit K

                            Material Contracts (TSC)

None.

                                    Exhibit L

                            Insurance Policies (TSC)

None

                                    Exhibit M

                                Litigation (TSC)

None.